                                                                     EX 10.4(b)

 [LETTERHEAD OF GREENBERG GLUSKER FIELDS CLAMAN & MACHTINGER LLP APPEARS HERE]



                               January 13, 1997


BY FAX
------

Mr. Anthony J. Lynn, President
Playboy Entertainment Group, Inc.
9242 Beverly Boulevard
Beverly Hills, CA 90210

     Re:  Playboy TV Latin America/Iberia Expansion
          -----------------------------------------

Dear Tony:

     I am writing to confirm the terms and conditions on which Playboy TV-Latin America, LLC (the "Venture") will expand its operations into Spain and Portugal ("Iberia").

     1.  Expansion of Territory. The Venture's Operating Agreement shall be
         ----------------------
amended to provide that the Venture is authorized to operate the Playboy TV ("PTV") and AdulTVision ("ATV") television services in Iberia. The parties will mutually approve a Budget and Business Plan for the operations in Iberia, and the existing Budget and Business Plan (which are exhibits to the Operating Agreement) will be amended to reflect the joint operations in Latin America and Iberia.

         The Operating Agreement shall be amended to provide that for the purposes of triggering either party's right to terminate the Venture early for failure to meet projections, the measure of "net revenue per household" shall be determined separately for Latin America and Iberia. Therefore, a failure in one territory will only trigger the right to terminate operations in that territory, and the Venture will continue to operate in the other territory.

     2.  Media/Windows. All Playboy-branded programming will be available to the
         -------------
Venture after April 31, 1997. The unbranded series "Woman" (consisting of 26 half-hour episodes) is the only Playboy Entertainment Group, Inc. ("PEG") program licensed in Spain, and that license expires in 2002.

GREENBERG GLUSKER FIELDS
CLAMAN & MACHTINGER LLP

  Mr. Anthony J. Lynn
  January 13, 1997
  Page 2



              Each PTV and ATV program will be licensed to the Venture for the same term, and with the same windows, as in Latin America. As in the existing deal, upon the reversion of rights in PTV programs, PEG may not sell those programs on a block or branded basis.

              The Venture will have a license to exploit the PTV and ATV programs in the same media as in Latin America, with the Venture to also have the rights for "expanded basic" or "basic" cable if PTV is to be offered to consumers in that manner.


         3.  Program Costs.
             -------------

             3.1  PTV
                  ---

                  a.   Minimum.  $*** per hour.
                       -------
                  b.   Overage.  *** per subscriber plus ***% of net
                       -------
pay-per-view revenue.

                  c.   Cap. ***% of net revenue.
                       ---
                  d.   Escalator.  The minimum hourly fee shall increase by ***%
                       ---------
at the end of years ***.

                  e.   Deferral of Program Fees. ***
                       ------------------------

             3.2  ATV. $*** per movie, increasing by ***% per year for the
                  ---
first *** years, and *** thereafter.


         4.  Royalty. Playboy Enterprises Inc. will grant the Venture a license
             -------
to use the Playboy trademarks, service marks and trade name in Iberia in exchange for a royalty payment equal to a percentage of the adjusted gross revenue (as defined in the Operating Agreement) of the Iberian operations. ***

         5.  Ownership. The basic structure remains unchanged: 81% Cisneros/19%
             ---------
PEG, with PEG to have an option to increase to 49.9% at founder's price until the sooner of cash breakeven (for the aggregate operations of the Venture in both Latin America and Iberia) or the end of the fifth fiscal year.

             The Operating Agreement and the Program License Agreement (for PTV programs) between the Venture and PEG provide

*** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

[LETTERHEAD OF GREENBERG GLUSKER FIELDS CLAMAN & MACHTINGER LLP APPEARS HERE]

Mr. Anthony J. Lynn
January 13, 1997
Page 3

for the deferral of a portion of the program license fees owed by the Venture for Latin America (the "Deferred Fees"). With respect to such Deferred Fees:

        a. If PEG does not exercise its option to acquire additional percentage interests in the Venture prior to the date that the Deferred Fees become payable, PEG will forgive, $*** of Deferred Fees.

        b. If PEG exercises its option to acquire additional percentage interests in the Venture prior to the date that the Deferred Fees become payable, PEG will forgive an amount of the Deferred Fees equal to: ***

     6. Launch Date. The Venture shall launch both the PTV and ATV services in
        -----------
Iberia prior to June 30, 1997, subject to the Venture having entered into an agreement for carriage of the services on a digital platform which permits such launch to occur by the date.

     7. Distribution. The Venture itself will distribute PTV and ATV in Iberia.
        ------------
If the Venture determines that it would be beneficial for distribution or other reasons to associate with one or more local parties in Iberia, the Venture may grant distribution rights to such party(ies). The parties acknowledge that the Portuguese subsidiary of Grupo Abril would be a desirable equity participant and/or distributor of the services in Portugal.

     8. First Negotiation/Matching Right. In the event PEG (or any of its
        --------------------------------
affiliates) decides to operate PTV, ATV or similar services in all or any territory of Sweden, Finland, Denmark, Norway, Germany, Australia, or Switzerland via a venture with a non-Playboy entity, Bloomfield Mercantile Inc. ("Bloomfield") shall have a right of first negotiation to participate in such new venture and a matching right with respect to the terms offered by any third party. To the extent any third party proposal includes carriage of the services, Bloomfield would not be required to match that element of the proposal. To the extent that the entity whose offer Bloomfield has matched is an operator

*** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

GREENBERG GLUSKER FIELDS
CLAMAN & MACHTINGER LLP

Mr. Anthony J. Lynn
January 13, 1997
Page 4


of a digital platform or a dominant distributor of networks to cable in the subject territory, Bloomfield will not unreasonably prevent such venture from offering such distributor or operator an equity participation in the venture.

     9.  Documentation. Following execution of this letter, the parties agree to
         -------------
move expeditiously to amend the Operating Agreement and to execute a trademark license agreement and program license agreements for Iberia (with the boilerplate terms and conditions to be identical to those contained in the corresponding agreements for Latin America.)

    11.  Announcement. The parties intend to announce this agreement on
         ------------
January 14, 1997 at the NATPE convention.

                                            Very truly yours,
                                            Greenberg Glusker Fields Claman &
                                            Machtinger LLP

                                            By /s/ Glenn A. Dryfoos
                                              ----------------------------
                                              Glenn A. Dryfoos
                                      Attorneys for Bloomfield Mercantile Inc.

AGREED AND ACCEPTED
-------------------
PLAYBOY ENTERTAINMENT GROUP, INC.

By /s/ Anthony J. Lynn
  --------------------------
  Anthony J. Lynn, President

GAD:rg
cc:  Jay Scharer
     Carlos Cisneros